SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 14, 1997
                                                        -----------------

                        GENTLE DENTAL SERVICE CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Washington                     333-13529                 91-1577891
-------------------------------        -----------           -------------------
(State or other jurisdiction of        (Commission              (IRS Employer
 incorporation or organization)          File No.)           Identification No.)


22800 Savi Ranch Parkway, Suite 206, Yorba Linda, CA                92887
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(Address of principal executive offices)                          (Zip Code)


                                 (714) 998-0587
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              (Registrant's telephone number, including area code)


                                    No Change
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              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         On November 14, 1997, Gentle Dental Service Corporation (the "Company") dismissed Price Waterhouse LLP as its principal accountants and engaged KPMG Peat Marwick LLP as its new principal accountants. The decision to change accounting firms was approved by the Company's Board of Directors. There were no adverse opinions, disclaimers of opinion or qualifications as to uncertainty, audit scope or accounting principles in the reports of Price Waterhouse LLP on the Company's financial statements for the two most recent fiscal years preceding their dismissal. Through the date of the change in accountants, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

         Prior to the merger of GMS Dental Group, Inc. ("GMS") with and into the Company, KPMG Peat Marwick LLP served as the principal accountants for GMS. Other than in connection with the merger, before engaging KPMG Peat Marwick LLP as its new independent accountants, the Company did not previously consult with them regarding any matters related to the application of accounting principles or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits.

               16.1 Letter from Price Waterhouse LLP re change in certifying accountant.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: November 21, 1997

                                       GENTLE DENTAL SERVICE CORPORATION



                                       By L. THEODORE VAN EERDEN
                                          --------------------------------------
                                          L. Theodore Van Eerden,
                                          Executive Vice President and Chief
                                            Development Officer


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